Calculation of Filing Fee Tables
N-2
WhiteHorse Finance, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, $0.001 par value	457(o)
		Equity	Preferred Stock, $0.001 par value	457(o)
		Other	Warrants	457(o)
		Equity	Subscription Rights	457(o)
		Debt	Debt Securities	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 240,905,146.00	0.0001381	$ 33,269.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 240,905,146.00		$ 33,269.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 22,331.91
			Net Fee Due:						$ 10,937.09
Offering Note
[1]	a) Estimated pursuant to Rule 457 solely for the purposes of determining the registration fee. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under this Registration Statement. b) There is being registered hereunder an indeterminate number of shares of common stock, preferred stock, or warrants as may be sold, from time to time. Warrants represent rights to purchase common stock, preferred stock or debt securities. c) There is being registered hereunder an indeterminate number of subscription rights as may be sold, from time to time. d) There is being registered hereunder an indeterminate principal amount of debt securities as may be sold, from time to time. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate price to investors not to exceed $240,905,146. e) Such units may consist of a combination of any one or more of the securities being registered hereunder and may also include securities issued by third parties, including the U.S. Treasury. f) In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $240,905,146.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	WhiteHorse Finance, Inc.	N-2	333-265864	06/27/2022		$ 22,331.91	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	240,905,146	$ 240,905,146.00
Fee Offset Sources		WhiteHorse Finance, Inc.	N-2	333-196436		06/02/2014						$ 22,331.91
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant has terminated or completed any offering that included the unsold securities under the prior registration statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date